UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
⌧	Soliciting Material Pursuant to Section 240.14a-12

Sculptor Capital Management, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 12a6(i)(1) and 0-11

Sculptor Special Committee Responds to Revised Unsolicited Proposals from Bidder J Consortium

Latest Proposal Does Not Constitute a Superior Proposal;
Board Reaffirms Recommendation With Respect to Proposed Transaction with Rithm

NEW YORK — August 30, 2023 — Sculptor Capital Management, Inc. (“Sculptor” or the “Company”) (NYSE: SCU) today announced that its special committee of independent members of the Company’s Board of Directors (the “Special Committee”) has received a series of revised, unsolicited, non-binding proposals from a consortium of bidders (the “Consortium”) led by the founder of “Bidder J” as described in the Company’s preliminary proxy statement filed with the Securities and Exchange Commission (“SEC”) on August 21, 2023.

Consistent with its fiduciary duties, the Special Committee, in consultation with its outside legal and financial advisors, carefully reviewed the Consortium’s revised proposals.  The Special Committee has not concluded that the Consortium’s most recent revised proposal constitutes a superior proposal or is reasonably expected to lead to a superior proposal (as defined in the Company’s merger agreement with Rithm Capital Corp (“Rithm”) (NYSE: RITM)).

Notwithstanding its proposed price of $12.76 per Class A Share, the Special Committee cannot support a transaction that has significantly less certainty of closing than the transaction with Rithm.

In making its determination, the Special Committee considered that, even after it provided feedback to Bidder J multiple times (including detailed written feedback provided as recently as yesterday), the Consortium’s proposal continues to lack certainty of closing and presents significantly higher execution risk for Sculptor’s stockholders than the Rithm transaction.  Specifically, the Special Committee believes the Consortium’s proposed transaction is significantly less likely to close for the following reasons:

•
The Consortium’s proposal requires Sculptor’s stockholders to take the risk that Sculptor’s fund investors will not approve of Bidder J’s CEO and other outsiders having dominion over their capital.  The idea that sophisticated institutional investors undertaking extensive due diligence will simply consent to a change of control which results in new personnel or a new “Office of the CIO” managing their money (even where this “Office” includes certain members of the existing investment team) is aspirational at best. Thus, the Special Committee is concerned about the Company’s ability to obtain the consents required by the proposal, especially in light of client feedback received to date.  If the Consortium believes that the Company’s clients would in fact grant their consent, then the Consortium, and not Sculptor’s public stockholders, should bear the risk of obtaining client consents.

•
The Consortium’s proposal includes equity commitments that are insufficient to fund the transaction and consequently requires debt financing that is substantially more conditional and creates greater risk to closing when compared to the Rithm transaction.

•
Because members of the Consortium are providing the debt commitments for its proposed debt financing, there is an increased risk that if circumstances change prior to closing, the Consortium can use a failure to satisfy the debt financing conditions as a reason not to close the transaction.

•
The Consortium’s proposal caps its financial exposure in a damages action at $39.2 million should it breach and refuse to consummate the transaction, which caps the Consortium’s ultimate downside. This makes the Consortium’s proposal more risky to the Company’s stockholders when compared with the Rithm transaction, including Rithm’s greater incentive to close, since it would be exposed to full damages if it breaches its merger agreement with Sculptor.

The Company previously announced that it had entered into a definitive merger agreement with Rithm on July 23, 2023, pursuant to which Rithm will acquire the Company in a transaction in which the Company’s Class A stockholders will receive $11.15 per share in cash. The Company’s Board of Directors, acting on the unanimous recommendation of the Special Committee, unanimously approved the transaction and recommended that the Company’s stockholders vote to approve it as well, and the Company’s Board, acting on the unanimous recommendation of the Special Committee, has unanimously re-affirmed its recommendation to the Company’s stockholders with respect to the transaction with Rithm.

As detailed in the Company’s preliminary proxy statement, the Rithm transaction is the result of an extensive process during which the Special Committee and its independent advisors engaged with multiple potential buyers who the Special Committee believed could expeditiously close a transaction. The Company has filed its preliminary proxy statement for a special meeting of stockholders to obtain stockholder approval of the Rithm transaction. Subject to customary closing conditions, including stockholder and regulatory approval, Sculptor and Rithm expect to close the transaction in the fourth quarter of 2023.

Advisors

PJT Partners LP and Latham & Watkins LLP are serving as advisors to Sculptor’s Special Committee. J.P. Morgan Securities LLC and Weil, Gotshal & Manges LLP are serving as advisors to Sculptor.

About Sculptor

Sculptor is a leading global alternative asset manager and a specialist in opportunistic investing. For over 25 years, Sculptor has pursued consistent outperformance by building an operating model and culture which balance the ability to act swiftly on market opportunity with rigorous diligence that minimizes risk. Sculptor’s model is driven by a global team that is predominantly home-grown, long tenured and incentivized to put client outcomes first. With offices in New York, London and Hong Kong, Sculptor invests across credit, real estate and multi-strategy platforms in all major geographies. As of August 1, 2023, Sculptor had approximately $34.0 billion in assets under management. For more information, please visit our website (www.sculptor.com).

Additional Information About the Transaction and Where to Find It

This communication relates to a proposed transaction between Rithm and Sculptor. In connection with the proposed transaction, Sculptor filed a preliminary proxy statement on Schedule 14A on August 21, 2023 with the SEC. Promptly after filing its definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC, Sculptor intends to mail or otherwise provide to its stockholders such Proxy Statement.  Sculptor may also file other documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SCULPTOR’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the Proxy Statement and other documents containing information about Sculptor and the proposed transaction filed with the SEC (when available) from the SEC’s website at www.sec.gov and Sculptor’s website at www.sculptor.com.  In addition, the Proxy Statement and other documents filed by Sculptor with, or furnished to, the SEC (when available) may be obtained from Sculptor free of charge by directing a request to Sculptor’s Investor Relations at investorrelations@sculptor.com.

Participants in the Solicitation

Sculptor and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from Sculptor’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Sculptor in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise are included in the preliminary proxy statement and will be included in the Proxy Statement when it is filed with the SEC.  You may also find additional information about Sculptor’s directors and executive officers in Sculptor’s proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023. You can obtain a free copy of this document from Sculptor using the contact information above.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

The communication contains statements which may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed transaction.  All statements, other than statements of current or historical fact, contained in this communication may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements represent Sculptor’s current expectations regarding future events and are subject to a number of assumptions, trends, risks and uncertainties, many of which are beyond Sculptor’s control, which could cause actual results to differ materially from those described in the forward-looking statements.  Accordingly, you should not place undue reliance on any forward-looking statements contained herein.  For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sculptor’s most recent annual and quarterly reports and other filings filed with the SEC, which are available on Sculptor’s website  (www.sculptor.com).

Factors that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied include, but are not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the satisfaction of closing conditions to the transaction on a timely basis or at all, including the ability to obtain required regulatory and stockholder approvals; uncertainties as to the timing of the transaction; litigation relating to the transaction; the impact of the transaction on Sculptor’s business operations (including the threatened or actual loss of employees, clients or suppliers); incurrence of unexpected costs and expenses in connection with the transaction; and financial or other setbacks if the transaction encounters unanticipated problems. Other important factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, risks related to changes in the financial, equity and debt markets, risks related to political, economic and market conditions and other risks discussed and identified in public filings made by Sculptor with the SEC.

New risks and uncertainties emerge from time to time, and it is not possible for Sculptor to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this communication, and Sculptor expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Sculptor’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts
Sculptor - Shareholder Services
Ellen Conti
Sculptor
(212) 719-7381
investorrelations@sculptor.com

Sculptor - Media Relations
Jonathan Gasthalter
Gasthalter & Co.
(212) 257-4170
sculptor@gasthalter.com